                                                                   Exhibit 10.18

                               September 19, 2005

Mr. Mark M. David
6081 Hollows Lane
Delray Beach, Florida 33484

Dear Mark:

     This letter will serve to amend the Consulting Agreement, dated as of
January 1, 2003 ("Consulting Agreement"), between Benjam Consulting, LLC
("Benjam"), Mark David ("David") and Movie Star, Inc. ("Company"), effective as of the date hereof (except as herein amended, all other provisions of the
Consulting Agreement shall remain in full force and effect).

     Section 3 of the Consulting Agreement shall be amended to read as follows:

     "3. The Company shall pay to Benjam an annual fee of $225,000.00, payable as follows: (i) one lump sum payment of 56,250.00 upon execution of this amendment, representing payment in full for October through December 2005, (ii)
one lump sum payment of $225,000.00 on January 4, 2006, representing payment in full for calendar year 2006 and (iii) one lump sum payment of $29,666.00 on
January 3, 2007, representing the difference between (a) payment in full for
January through June 2007 of $112,500.00 and (b) $82,834.00, representing repayment in full by David under that certain Split Dollar Life Insurance
Premium Note, dated August 12, 1999."

          Please confirm your agreement by signing in the space provided below.

                                      MOVIE STAR, INC.

                                      By: /s/ Melvyn Knigin
                                          --------------------------------------
                                          Melvyn Knigin, Chief Executive Officer

AGREED:

BENJAM CONSULTING, LLC

By: /s/ Mark M. David
    ------------------------------
    Mark M. David, Managing Member

/s/ Mark M. David
---------------------------
Mark M. David, Individually